CONSENT OF INDEPENDENT AUDITORS
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We  consent  to the  use of our  Auditors'  Report  dated  October  23,  2002 in
Amendment No. 1 to the Form 10-SB Registration Statement of Winmark Enterprises, Inc. for the registration of shares of its common stock.



MANNING ELLIOTT
CHARTERED ACCOUNTANTS
Vancouver, Canada
June 20, 2003



/s/ "Manning Elliott"
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MANNING ELLIOTT